UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CHINA HOUSING & LAND DEVELOPMENT, INC.
(Exact name of registrant as specified in its charter)

Nevada	20-1334848
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

6 Youyi Dong Lu, Han Yuan 4 Lou Xi'An, Shaanxi Province China 710054
(Address of principal executive offices) (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |X|	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [_]

Securities Act registration statement file number to which this form relates:   333-149746

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which to be so registered
Common Stock, par value $0.001 per share	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant’s Securities to be Registered.

        The securities to be registered hereby are the shares of common stock, par value $0.001 per share (the “Common Stock”), of China Housing & Land Development, Inc. (the “Company”). The description of the Common Stock contained in the “Description of Securities” section of the Company’s Registration Statement on Form S-1 (Registration No. 333-149746), initially filed with the Securities and Exchange Commission on March 14, 2008 and as amended from time to time (the “Registration Statement”), as well as in any form of prospectus that constitutes a part thereof and is filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is hereby incorporated herein by reference.

Item 2.   Exhibits.

        None

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

May 14, 2008	China Housing & Land Development, Inc. By: /s/ William Xin Name: William Xin Title: Chief Financial Officer